UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 6, 2004

GREENFIELD ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50698	06-1440369

(Commission File Number)	(IRS Employer Identification No.)

21 River Road, Wilton, Connecticut	06897

(Address of Principal Executive Offices)	(Zip Code)

(203) 834-8585

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 6, 2004, Greenfield Online, Inc. (the “Company”) entered into an Underwriting Agreement with Lehman Brothers Inc., Piper Jaffray & Co., Friedman, Billings, Ramsey & Co., Inc., Adams Harkness Inc. and Pacific Growth Equities, LLC, as representatives of the several underwriters listed on Schedule 1 thereto (collectively, the “Underwriters”) and the Selling Stockholders (as defined therein), pursuant to which the Company has agreed to sell 4,500,000 shares of its common stock and the Selling Stockholders have agreed to sell 1,500,000 shares of the Company’s common stock to the Underwriters. The Underwriting Agreement also grants the Underwriters an option to purchase up to an aggregate of 900,000 shares of the Company’s common stock from the Selling Stockholders to cover over-allotments.

     A copy of the final prospectus relating to the offering described herein may be obtained from Lehman Brothers Inc., c/o ADP Financial Services, Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, phone: 631-254-7106, fax: 631-254-7268.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC. (Registrant)

By:	/s/ Robert E. Bies

/s/ Robert E. Bies Executive Vice President and Chief Financial Officer

Dated: December 10, 2004